EXHIBIT 10.9

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 25, 2004, is entered into by and among WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (“Lender”), on the one hand, and SMTEK, INC., a California corporation (“SI”), SMTEK NEW ENGLAND, INC., a Massachusetts corporation (“SNEI”), SMTEK SANTA CLARA, INC., a California corporation (“SSCI”) and TECHNETICS, Inc., a California corporation (“Technetics” and together with SI, SNEI and SSCI, the “Borrowers”, and each a “Borrower”), on the other.

RECITALS

A.            The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of September 19, 2003, as amended by that certain Consent dated as of January 9, 2004, and as amended by that certain consent letter executed by the Lender, dated as of January 13, 2004 (as amended, supplemented, restated and modified from time to time, the “Credit Agreement”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B.            The Borrowers and the Lender now wish to amend the Credit Agreement on the terms and conditions set forth herein;

C.            The Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.             Amendments to Loan Agreement.

(a)           The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Maturity Date’ means September 30, 2007.”

(b)           The definition of “Maximum Line” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Maximum Line’ means Fifteen Million Dollars ($15,000,000).”

(c)           The first sentence of Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each Advance shall be funded as either a Floating Rate Advance or a LIBO Rate Advance, as the Administrative Borrower shall specify in the related notice of borrowing or notice of conversion pursuant to this Subsection (a) or Section 2.3(a), provided that during Default Periods, no LIBO Rate Advances shall be made, provided further, that the maximum amount of the LIBO Rate Advances outstanding at any one time shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).”

(d)           The first sentence of Section 2.13(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Margins through and including the first adjustment occurring as specified below shall be three-quarters of one (.75) percentage point for Advances that are Floating Rate Advances and three and one-half of one (3.50) percentage points for Advances that are LIBO Rate Advances.”

(e)           Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         The Lender agrees, subject to the terms and conditions of this Agreement, to make advances to the Borrowers from time to time from the Funding Date to June 30, 2007 (each a “CapEx Advance”).  The Lender shall have no obligation to make a CapEx Advance if, after giving effect to such requested CapEx Advance: (a) the aggregate amount of all CapEx Advances made would exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (b) the Debt Service Coverage Ratio would be less than 1.20 to 1, or (c) the amount of the requested CapEx Advance would exceed 80% of the purchase price (excluding tax, freight and installation charges) for the new Equipment purchased by Borrowers in anticipation of such CapEx Advance.  Lender may in its discretion, confirm the purchase price values of such new Equipment by any means deemed appropriate by Lender.  The Borrowers’ obligation to pay the CapEx Advances shall be further evidenced by the CapEx Note and shall be secured by the Collateral as provided in Article III.”

(f)            Section 2.10(b)(3) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Administrative Borrower may only request and Lender shall only provide CapEx Advances through June 30, 2007,

and no more than ten (10) CapEx Advances shall be provided by Lender in such period.”

(g)           Section 2.11(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          (1)           Beginning on March 31 of each fiscal year of the Borrowers, and on the last day of each month thereafter, in substantially equal monthly installments equal to an amount sufficient to fully amortize the principal balance of the CapEx Advances made during the period beginning on September 19 of such fiscal year and ending on March 18 of such fiscal year, over an assumed term of thirty six (36) months; and

(2)           Beginning on September 30 of each fiscal year of the Borrowers, and on the last day of each month thereafter, in substantially equal monthly installments equal to an amount sufficient to fully amortize the principal balance of the CapEx Advances made during the period beginning on March 19 of the previous fiscal year of the Borrowers and ending on September 18 of the present fiscal year, over an assumed term of thirty six (36) months.”

(h)           Section 2.14(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)         Audit Fees.  The Borrowers shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrowers’ operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $95.00 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection provided, however, that except during Default Periods, the Borrowers shall not have to reimburse the Lender for such fees, costs and expenses to the extent that they relate to more than three (3) such audits per calendar year.”

(i)            Section 2.14(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Termination Fees.  If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrowers (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least forty-five (45) days before such Maturity Date, the Borrowers shall pay to the Lender a fee in an amount equal to a percentage of the Aggregate Credit Limit as follows: (A) three percent (3.0%) if the termination occurs on or before September 30, 2004; (B) two percent (2.0%) if the termination occurs after September 30, 2004 but on or before September 30, 2006; and (C) one percent (1.0%) if the termination occurs after September 30, 2006.”

(j)            Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Minimum Debt Service Coverage Ratio.  The Borrowers will maintain their Debt Service Coverage Ratio, measured as at the end of each fiscal quarter of the Borrowers, at not less than the 1.20 to 1.00.”

(k)           Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Minimum Book Net Worth.  The Borrowers will maintain, during each month described below, their Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such month:

Period	Minimum Book Net Worth
June 2004	$4,700,000
July 2004	$4,700,000
August 2004	$4,950,000
September 2004	$5,100,000
October 2004	$5,350,000
November 2004	$5,500,000
December 2004	$5,500,000
January 2005	$5,650,000
February 2005	$5,900,000
March 2005	$6,150,000
April 2005	$6,400,000
May 2005	$6,650,000
June 2005 and every month thereafter	$6,750,000”

(l)            Section 6.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)         Minimum Net Income.  The Borrowers will achieve Net Income, measured at the end of each of Borrowers’ fiscal quarters on a fiscal year-to-date basis, of not less than the amount set forth opposite such quarter:

Quarter Ending In	Minimum Net Income
June 2004	$490,000
September 2004	$400,000
December 2004	$800,000
March 2005	$1,450,000
June 2005	$2,050,000”

(m)          Section 6.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Capital Expenditures.  The Borrowers will not incur or contract to incur financed or unfinanced Capital Expenditures of more than: (i) Two Million Four Hundred Thousand Dollars ($2,400,000) in the aggregate for the Borrowers’ 2004 fiscal year, (ii) Three Million Dollars ($3,000,000) in the aggregate for the Borrowers’ 2005 fiscal year, and (iii) such amounts as determined by the Lender in its sole discretion during any subsequent fiscal year.”

(n)           Schedule 5.2 of the Credit Agreement is hereby amended by adding the following:

“In September, 2003, Parent sold in a private placement 250,000 shares of non-redeemable, convertible Series A Preferred Stock for $500,000.  The holders of the Preferred Stock have exercised their right to convert the Preferred Stock into 268,369 shares of Common Stock of Parent.”

(o)           Schedule 6.4 of the Credit Agreement is hereby amended by adding the following:

“In May, 2004, SMTEK International (Thailand) Limited (“SMTEK Thailand”) entered into a credit agreement with BankThai Public Company Limited and Parent unconditionally guaranteed the liabilities and obligations under this credit agreement.  The credit agreement includes a $750,000 mortgage loan, a $440,000 construction loan, and a $500,000 working capital line.

SMTEK Thailand has entered into financing arrangements related to the acquisition of property, equipment and improvements.”

(p)           Effective as of July 31, 2004, Schedule 6.4 of the Credit Agreement shall be amended to delete therefrom the reference to the indebtedness owed by the Borrowers to the United States Internal Revenue Service.

3.             Accommodation Fee.  The Borrowers shall pay the Lender an accommodation fee in the amount of Forty-Two Thousand Five Hundred Dollars ($42,500) in consideration of Lender’s execution of this Amendment (the “Accommodation Fee”).  The Accommodation Fee shall be fully earned and non-refundable upon the execution of this Amendment by the Lender.  $21,250 of the Accommodation Fee shall be due and payable in cash upon the execution of this Amendment by Lender, and $21,250 of the Accommodation Fee shall be due and payable in cash on or before December 31, 2004.

4.             No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance thereunder.

5.             Effectiveness of this Amendment.  The Lender must have received the following items, in form and content acceptable to the Lender, before this Amendment is effective and before the Lender is required to extend any credit to the Borrowers as provided for by this Amendment:

(a)           Amendment.  This Amendment and the Consent attached to this Amendment, fully executed in a sufficient number of counterparts for distribution to the Lender and the Borrowers.

(b)           Accommodation Fee.  The first installment of the Accommodation Fee as set forth in Section 3 hereof.

(c)           Amended and Restated Notes.

(1)                                  An original Amended and Restated Revolving Note, substantially in the form of Exhibit A to this Amendment, duly executed by the Borrowers.

(2)                                  An original Amended and Restated CapEx Note, substantially in the form of Exhibit B to this Amendment, duly executed by the Borrowers.

(d)           Representations and Warranties.  The representations and warranties set forth herein and in the Credit Agreement must be true and correct.

(e)           Other Required Documentation.  All other documents and legal matters in connection with the transaction contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

6.             Conditions Subsequent.  On or before July 31, 2004, Borrowers shall satisfy all but One Hundred Fifty Thousand Dollars ($150,000) of their outstanding tax reimbursement obligations owed to the United States Internal Revenue Service.  The failure to satisfy such condition by July 31, 2004 will constitute an Event of Default under the Credit Agreement.

7.             Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on each Borrower.  No other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           No Default.  After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default, and by entering into this Amendment, Lender is not waiving and shall not be deemed to have waived any Event of Default that may exist.

8.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts entered into and wholly performed in that State.

9.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

10.           Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other Loan Documents, remain unchanged, each is and shall continue to be in full force and effect, and each is hereby in all respects ratified and confirmed and constitutes the legal, valid, binding and enforceable obligations of each Borrower to Lender without defense, offset, claim or contribution.

(c)           Except as provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

11.           No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

12.           Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement as amended hereby and in the Loan Documents effective as of the date hereof.

13.           Estoppel.  To induce Lender to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that to its knowledge after due inquiry, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

14.           Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of the parties in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

15.           Costs and Expenses.  Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“BORROWERS”		“LENDER”

SMTEK, INC.,		WELLS FARGO BUSINESS CREDIT, INC.,
a California corporation		a Minnesota corporation

By:	/s/ Kirk A. Waldron	By:	/s/ Jeffrey Cristol
Name: Kirk A. Waldron		Name: Jeffrey Cristol
Title: CFO		Title: Vice President

SMTEK NEW ENGLAND, INC.,
a Massachusetts corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

SMTEK SANTA CLARA, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

TECHNETICS, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

CONSENT

Dated as of June 25, 2004

The undersigned SMTEK INTERNATIONAL, INC., a Delaware corporation (“GUARANTOR”), in consideration of the continued extension of credit to SMTEK, INC., a California corporation, SMTEK NEW ENGLAND, INC., a Massachusetts corporation, SMTEK SANTA CLARA, INC., a California corporation and TECHNETICS, Inc., a California corporation by WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (“WELLS”), hereby consents and agrees to the foregoing First Amendment to Credit and Security Agreement (the “Amendment”) and hereby confirms and agrees that each of the Guaranty (the “Guaranty”) and the Security Agreement (the “Security Agreement”), each dated as of September 19, 2003 in favor of WELLS is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty or the Security Agreement to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment.  Although WELLS has informed GUARANTOR of the matters set forth above, and GUARANTOR has acknowledged the same, GUARANTOR understands and agrees that WELLS has no duty under the Credit Agreement, Guaranty or any other agreement with GUARANTOR to so notify GUARANTOR or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

SMTEK INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

EXHIBIT A

AMENDED AND RESTATED REVOLVING NOTE

$15,000,000	Los Angeles, California
June 25, 2004

For value received, the undersigned, SMTEK, INC., a California corporation (“SI”), SMTEK NEW ENGLAND, INC., a Massachusetts corporation (“SNEI”), SMTEK SANTA CLARA, INC., a California corporation (“SSCI”), and TECHNETICS, INC., a California corporation (“Technetics”) (SI, SNEI, SSCI, and Technetics are each referred to herein as a “Borrower” and collectively as the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Amended and Restated Revolving Note (this “Note”) is fully paid at the rate from time to time in effect under the Credit and Security Agreement, dated as of September 19, 2003 (the “Credit Agreement”) by and among the Lender and the Borrowers.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.  This Note is the Revolving Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note amends, restates, replaces and supersedes that certain Revolving Note, dated as of September 19, 2003, in the original principal amount of Ten Million Dollars ($10,000,000), executed by the Borrowers and Jolt Technology, Inc., a Delaware corporation, to the order of the Lender, which note is null, void and of no further legal force or effect.

SMTEK, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

SMTEK NEW ENGLAND, INC.,
a Massachusetts corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

SMTEK SANTA CLARA, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

TECHNETICS, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

EXHIBIT B

AMENDED AND RESTATED CAPEX NOTE

$2,500,000	Los Angeles, California
June 25, 2004

For value received, each of the undersigned, SMTEK, INC., a California corporation (“SI”), SMTEK NEW ENGLAND, INC., a Massachusetts corporation (“SNEI”), SMTEK SANTA CLARA, INC., a California corporation (“SSCI”), and TECHNETICS, INC., a California corporation (“Technetics”) (SI, SNEI, SSCI, and Technetics are each referred to herein as a “Borrower” and collectively as the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) or, if less, the aggregate unpaid principal amount of all CapEx Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Amended and Restated CapEx Note (this “Note”) is fully paid at the rate from time to time in effect under the Credit and Security Agreement, dated as of September 19, 2003 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrowers.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.  This Note is the CapEx Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note amends, restates, replaces and supersedes that certain CapEx Note, dated as of September 19, 2003, in the original principal amount of One Million Dollars ($1,000,000), executed by the Borrowers, and Jolt Technology, Inc., a Delaware corporation, to the order of the Lender, which note is null, void and of no further legal force or effect.

SMTEK, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

SMTEK NEW ENGLAND, INC.,
a Massachusetts corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

SMTEK SANTA CLARA, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO

TECHNETICS, INC.,
a California corporation

By:	/s/ Kirk A. Waldron
Name: Kirk A. Waldron
Title: CFO